Exhibit 23.5







                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report on Key Financial Systems, Inc., dated March 30, 2001, which appears in the Definitive Proxy Statement for Special Meeting on Schedule 14A filed on May 16, 2001. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


                                                /s/ McGladrey & Pullen, LLP
                                                McGLADREY & PULLEN, LLP

Fort Lauderdale, Florida
June 29, 2001